UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-43301	41-4528284
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton, Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Arrangements with President and Chief Executive Officer

As disclosed on June 8, 2026, the Board of Directors (the “Board”) of Digimarc Corporation (the “Company”) previously appointed Paul Carreiro as President and Chief Executive Officer of the Company, effective July 6, 2026 (the “Effective Date”). In connection therewith, on July 6, 2026, the Compensation and Talent Management Committee of the Board (the “CTM Committee”) approved a one-time grant to Mr. Carreiro of LTIP Units (such units, the “LTIP Units” and such grant, the “LTIP Unit Grant”) in DMRC LLC (“DMRC”), a subsidiary of the Company, pursuant to an Inducement LTIP Unit Award Agreement, dated July 6, 2026, between Mr. Carreiro and DMRC (the “Inducement Award Agreement”), as a material inducement to Mr. Carreiro’s acceptance of employment with the Company. The LTIP Unit Grant consists of (i) 307,400 LTIP Units (the “Time-Vesting LTIP Units”) that will vest in fifteen equal quarterly installments of 19,213 Time-Vesting LTIP Units on each consecutive calendar quarter-end beginning on September 30, 2026, and one final quarterly installment of 19,205 Time-Vesting LTIP Units on June 30, 2030, in each case subject to Mr. Carreiro’s continued employment with the Company through each applicable vesting date, and (ii) 752,600 LTIP Units (the “Performance-Vesting LTIP Units”) that will vest based on the achievement of certain Stock Price (as defined in the Inducement Award Agreement) thresholds during the applicable performance period, in each case subject to Mr. Carreiro’s continued employment with the Company through the achievement of such Company common stock price threshold and through the end of the applicable performance period, as follows: (a) 33-1/3% of the Performance-Vesting LTIP Units will vest on the second anniversary of the Effective Date provided the Stock Price equals or exceeds $14.37 during the period from the Effective Date through July 5, 2028, (b) 33-1/3% of the Performance-Vesting LTIP Units will vest on the third anniversary of the Effective Date provided the Stock Price equals or exceeds $21.92 during the period from the Effective Date through July 5, 2029, and (c) 33-1/3% of the Performance-Vesting LTIP Units will vest on the fourth anniversary of the Effective Date provided the Stock Price equals or exceeds $38.33 during the period from the Effective Date through July 5, 2030.

Additionally, the CTM Committee approved the entry into an Executive Retention Agreement, dated July 6, 2026 (the “Retention Agreement”), with Mr. Carreiro, pursuant to which Mr. Carreiro would receive as severance benefits 18 months’ salary and up to 18 months’ premiums necessary to continue Mr. Carreiro’s health insurance coverage under the Company’s health insurance plan in the event of termination of Mr. Carreiro’s employment by the Company without cause, or termination by Mr. Carreiro for good reason. If such termination of employment occurs within three months before or twelve months after a change of control, Mr. Carreiro would also be entitled to a pro rata target bonus.

The foregoing descriptions of the Inducement Award Agreement and the Retention Agreement are not complete and are qualified in their entirety by reference to the full text of each of the Inducement Award Agreement and the Retention Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01         Other Events.

In connection with the Company’s filing of a registration statement on Form S-3 and a registration statement on Form S-8, the Company is providing the following disclosure.

The Company has a history of incurring negative cash flows from operating activities and depending on future results may continue to incur negative cash flows in the future. The Company believes its cash and marketable securities of $9.0 million at May 31, 2026, will not be sufficient to fund the Company’s operations, as currently planned, for at least 12 months from the filing of this Current Report on Form 8-K, unless the Company is able to grow revenues, raise additional capital, including by issuing shares under its at-the-market offering program, or reduces planned operating costs. Under ASC 205-40, substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements that were previously included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026, that are incorporated by reference within the registration statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans, as necessary, to secure additional capital in the future through increased revenue, partnerships, equity financing, or other sources to carry out the Company’s planned business activities. If additional capital is not available on acceptable terms, or at all, when required, the Company may need to take steps to contain costs until such funding is received, which could have a material adverse effect on the Company’s business.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Inducement LTIP Unit Award Agreement, dated July 6, 2026, by and between DMRC LLC and Paul Carreiro
10.2	Executive Retention Agreement, dated July 6, 2026, by and between Digimarc Corporation and Paul Carreiro
99.1	Press Release, dated July 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026

Digimarc Corporation

By:	/s/ Charles Beck
Chief Financial Officer, Treasurer and Secretary